SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------


                          July 16, 1999 (July 15, 1999)
               (Date of Report (date of earliest event reported))


                               Cendant Corporation
             (Exact name of Registrant as specified in its charter)


        Delaware                      1-10308                    06-0918165
(State or other jurisdiction    (Commission File No.)         (I.R.S. Employer
    of incorporation or                                   Identification Number)
     organization)

   9 West 57th Street
       New York, NY                                                10019
(Address of principal                                            (Zip Code)
   executive office)




                                 (973) 428-9700
              (Registrant's telephone number, including area code)



                                      None
       (Former name, former address and former fiscal year, if applicable)

Item 5.  Other Events

         Dutch Auction Preliminary Results. Cendant Corporation (the "Company") today announced the preliminary results of its Dutch Auction self-tender offer for 50 million shares, which expired Thursday, July 15, 1999 at 12:00 midnight, New York City time.

         The preliminary count by the depositary for the offer indicated that approximately 56.1 million shares were tendered (including approximately 7.7 million shares in the form of guaranteed deliveries) and not withdrawn at prices of $22.25 per share or lower. Shares tendered in excess of this price, and shares not accepted because of proration, will be promptly returned. The Company expects to purchase 50 million shares at $22.25 per share.

         For a more detailed description of the terms of the transaction, reference is made to Exhibit 99.1, which is incorporated herein by reference in its entirety.



Item 7.   Exhibits

Exhibit
   No.         Description
------         ----------------------------------------------------------------

99.1 Press Release: Cendant Corporation Announces Preliminary Results of Its Dutch Auction Self-Tender Offer, dated July 16, 1999.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CENDANT CORPORATION



                                    By:  /s/     James E.  Buckman
                                                 James E.  Buckman
                                                 Vice Chairman
                                                 and General Counsel


Date: July 16, 1999

                               CENDANT CORPORATION
                           CURRENT REPORT ON FORM 8-K
                   Report Dated July 16, 1999 (July 15, 1999)


                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       --------------------------------------------------------------

99.1 Press Release: Cendant Corporation Announces Preliminary Results of Its Dutch Auction Self-Tender Offer, dated July 16, 1999.